                                   AGREEMENT
                                   ---------



          THIS AGREEMENT, dated as of the 28th day of March, 1995, is made by and between Borg-Warner Security Corporation, a Delaware corporation (the "Company"), and Donald C. Trauscht (the "Executive").

          WHEREAS, the Executive has served the Company in various executive capacities since 1987, and currently serves as Chairman of the Board of Directors (the "Board"), Chief Executive Officer and President; and

          WHEREAS, the Executive and the Company have entered into an Employment Agreement dated as of the 29th day of July, 1987, as amended (the "Employment Agreement"); and

          WHEREAS, the Executive and the Company have agreed, subject to the terms and conditions of this Agreement, that the Executive shall resign his position as President effective as of April 15, 1995, shall resign his position as Chief Executive Officer effective as of October 15, 1995, and shall retire from the Board and from his position as Chairman of the Board, as well as from his employment with the Company, effective as of December 31, 1995;

          NOW, THEREFORE, in consideration of the foregoing, and of the mutual provisions herein contained, the Executive and the Company agree with each other as follows:

          1. Resignation. The Executive hereby resigns from his position as President effective as of April 15, 1995 and from his position as Chief Executive Officer effective as of October 15, 1995, and retires from the Board and from his position as Chairman of the Board, as well as from his employment with the Company, effective December 31, 1995.

          2. Certain Payments. On January 1, 1996, or as soon as practicable thereafter, the Company shall pay to the Executive a lump sum in cash the aggregate of the following amounts to which he is entitled:

               (i) to the extent not heretofore paid, the Executive's base salary through December 31, 1995, at the annual rate of $650,000 (less withholding in accordance with Section 9(d));

               (ii) $1,300,000 (less withholding in accordance with Section 9(d)), representing full payment of two years' base salary; and

               (iii) The amount shown on Schedule A hereto (less withholding in accordance with Section 9(d)), representing all compensation previously deferred by the Executive and all accrued vacation pay;

               (iv) the balance, as of December 31, 1995, of the Executive's account in the Company's Retirement Savings Excess Benefit Plan (the "Excess Plan"), which payment shall be in full settlement of all benefits to the Executive and his spouse under the Excess Plan; and

               (v) an amount equal to the present value, on December 31, 1995, (using a discount rate equal to the short-term applicable federal rate under Section 1274(b) of the Internal Revenue Code of 1986, as amended or any successor thereto, in effect for December, 1995) of the amounts that would have been credited to the Executive pursuant to the Company's Supplemental Benefit Compensation Program (the "Supplemental Program") if he had remained employed by the Company through December 31, 1997, assuming that the amounts and timing of such credits would have been the same as the amounts credited to the Executive for 1995, which payment shall be in full settlement of all benefits to the Executive and his spouse under the Supplemental Program.

          3. 1995 Bonus. The Executive shall be paid his annual bonus for 1995 to the extent earned, in accordance with the terms for such bonus previously established by the Compensation Committee of the Board.

          4. Other Benefits. (a) During 1996 and 1997, the Company shall provide to Executive with health insurance coverage substantially similar to the coverage provided to him immediately before his retirement (and if he has elected the Supplemental Dental and Vision Plan coverage, subject to his continuing to pay for such coverage at the same contribution rate as in effect immediately before his retirement; provided, that benefits otherwise receivable by the Executive pursuant to this Section 4(a) shall be reduced to the extent comparable benefits are actually received by him. The Executive agrees to report any such comparable benefits actually received by him to the Company immediately upon receipt. Beginning January 1, 1998, the Executive shall receive health insurance under the Company's Retiree Health Care Plan, or any successor thereto, on the same basis as other similarly situated retired employees of the Company, as if he had retired on December 31, 1997.

          (b) Except as specifically provided in Section 2 with respect to the Excess Plan and the Supplemental Program, the termination of the Executive's employment with the Company in connection with this Agreement shall not affect any vested benefits to which the Executive and/or the Executive's spouse may be entitled as of the date hereof pursuant to the Company's Retirement Savings Plan and any other plans providing post-retirement pension or welfare benefits, and such benefits shall be provided in accordance with the terms of such plans.

          (c) The Executive's currently outstanding options (the "Options"), which are listed on Schedule B hereto, shall remain fully exercisable in accordance with their terms from and after the date hereof through December 31, 1998.

          (d) Through December 31, 1996, the Executive will be provided with an office, secretarial support and appropriate office furniture and equipment, all at Company expense, either on the premises of the Company or elsewhere, as the Company shall elect.

          (e) The Company shall pay for the Executive's membership in the Carlton Club for calendar year 1996.

          (f) A paid owner's title to the currently leased Cadillac automobile used by the Executive shall be transferred to the Executive on December 31, 1995.

          5. Non-Compete; Confidentiality. (a) Until December 31, 1998, the Executive shall not directly or indirectly, whether as owner, partner, officer, employee, agent or consultant, engage in or be employed in any way by any business or other endeavor that provides guard, alarm or armored transport protective services or courier services; provided, that in no event shall this
Section 5(a) preclude the Executive from owning less than 5% of the outstanding voting stock of any publicly traded corporation.

          (b) At all times hereafter, the Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by him during his employment by the Company and which shall not be public knowledge, and the Executive shall not, without prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it; provided, that the foregoing prohibition shall not apply to the extent such information, knowledge or data (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement, or (iii) is required to be disclosed by the Executive as a matter of law or pursuant to any court or regulatory order.

          (c) The Executive acknowledges and agrees that his obligations under this Section 5 are of a special, unique and extraordinary character and that a failure to perform any such obligation or a violation thereof may cause irreparable injury to the Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, the Executive agrees that the Company shall be entitled, as a matter of course, to an injunction, restraining order, writ of mandamus or other equitable relief from any court of competent jurisdiction, including relief in the form of specific performance, restraining any violation or threaten violation of any term of this Section 5, or requiring compliance with or performance of any obligation under this Section 5 by the Executive and such other persons as the court shall order. The rights and remedies provided the Company hereunder are cumulative and shall be in addition to the rights and remedies otherwise available to the Company under any other agreement or applicable law.

          6. Mutual Releases; Indemnification. (a) In consideration of the Executive's execution of this Agreement, the Company, for itself and its subsidiaries and affiliates and their respective successors, hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action arising out of the Executive's employment with, or his serving as a director of, the Company and any of its subsidiaries and affiliates, both known and unknown, in law or in equity, which any of them may now have or ever had against the Executive.

          (b) In consideration of the Company's execution of this Agreement, and except with respect to the Company's obligations pursuant to this Agreement or any other vested benefits to which the Executive is entitled, the Executive hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action arising out of the Executive's employment with, or his serving as a director of, the Company and any of its subsidiaries and affiliates, both known and unknown, in law or in equity, which he may now have or ever had against any of them. The Executive further agrees to execute a General Release in the form of Schedule C concurrent with his retirement and effective as of December 31, 1995.

          (c) The Company shall indemnify and hold harmless the Executive with respect to any claims arising out of or in any way relating to his actions as a director, officer or employee of the Company or any of its subsidiaries or affiliates to the fullest extent permitted under Delaware law and as provided in the Company's certificate of incorporation and by-laws in effect at the date hereof (to the extent consistent with applicable law).

          7. Employment Agreement Superseded. This Agreement supersedes the Employment Agreement, which shall be deemed terminated from and after the date hereof without any remaining obligation of either party thereunder. Nothing in this Agreement shall, however, limit or otherwise affect such rights as the Executive may have with respect to the Options by their terms.

          8.  Successors.

          (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          9.  Miscellaneous.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:
            --------------------

            Donald C. Trauscht
            4 Arden Court
            Oak Brook, Illinois  60521


            If to the Company:
            ------------------

            Borg-Warner Security Corporation
            200 South Michigan Avenue
            Chicago, Illinois  60604

            Attention:  President


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such amounts as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) Neither the Executive's nor the Company's failure to insist upon strict compliance with any provision hereof shall be deemed to be a waiver of such provision or any other provision thereof.

          IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.



                                       -------------------------------------
                                                 Donald C. Trauscht



                                       BORG-WARNER SECURITY CORPORATION


                                       By:___________________________________

                                  Schedule A
                                  ----------


Accrued Vacation Days:

          Twenty-five (25) days as of March 28, 1995

                                  Schedule B
                                  ----------

Grant &     Grant   Plan/            Number     Number
Number      Date    Type    Price    Vested*    Unvested*
- -------     -----   -----   -----    -------    ---------

N00008     7/30/87  87/NQ  $   5.00  35,000           0
P00112     7/30/87  87/NQ  $   5.00  32,620       2,380
N00029     4/28/88  87/NQ  $   5.00  16,667           0
P00127     4/28/88  87/NQ  $   5.00   3,660         340
S01272     4/26/94  93/NQ  $15.9375       0     100,000


- --------------
*  As of March 28, 1995

                                  Schedule C
                                  ----------

                                GENERAL RELEASE
                                ---------------


          1. General Release. In consideration of the additional benefits provided by the Company to the Executive, the Executive, with full understanding of the contents and legal effect of this Release and having the right and opportunity to consult with his counsel, releases and discharges the Company, its shareholders, officers, directors, supervisors, managers, employees, agents, representatives, attorneys, parent companies, divisions, subsidiaries and affiliates, and its predecessors, successors, heirs, executors, administrators, and assigns ("Released Parties") from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that he ever had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy. Without limiting the generality of the foregoing, it being the intention of the parties to make this Release as broad and as general as the law permits, this Release specifically includes any and all claims arising from any alleged violation by the Released Parties under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42-U.S.C. Section 1981); the Rehabilitation Act of 1973, as amended; the Employee Retirement Security Act of 1974, as amended; the Illinois Human Rights Act, the Cook County Human Rights Ordinance, the Chicago Human Rights Ordinance, and other similar state or local laws; the Americans with Disabilities Act; the Family and Medical Leave Act; the Equal Pay Act; Executive Order 11246; Executive Order 11141; and any other statutory claim, employment or other contract claim (including, but not limited to, any claims, rights or entitlement under the employment agreement dated March 28, 1995), or common law claim for wrongful discharge, defamation, or invasion of privacy arising out of or involving his employment with the Company, the termination of his employment with the Company, or involving any continuing effects of his employment with the Company or termination of employment with the Company. The foregoing notwithstanding, the Executive shall not be deemed under this Agreement to have waived or released any rights he may have under the by-laws of the Company or its Certificate of Incorporation to be indemnified, defended or reimbursed with respect to any claims brought against him in his capacity as an employee, officer, director, agent or representative of the Company, and its predecessors and their affiliates.

          2. The Executive represents and certifies that he has carefully read and fully understands all of the previous and effects of this Release, has knowingly and voluntarily entered into this Release freely and without coercion, and acknowledges that on December 31, 1995, the Company advised him to consult with an attorney prior to executing this Release and further advised him that he had at least twenty-one (21) days within which to consider this Release. The Executive is voluntarily entering into this Release and neither the Company nor its agents, representatives, or attorneys made any representations concerning the terms or effects of this Release other than those contained in the Release itself.

          3. The Executive acknowledges that he has seven (7) days from the date this Release is executed in which to revoke his acceptance of this Release, and this Release will not be effective or enforceable until such seven
(7) day period has expired.

                      IN WITNESS WHEREOF, the Executive has voluntarily signed this General Release.



                                       --------------------------------------
                                       Donald C. Trauscht



                                       --------------------------------------
                                       Dated